CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 (No. 333-179398) (the “Registration Statement”) of RiverSource® RAVA 5 Advantage® Variable Annuity/RAVA 5 Select® Variable Annuity/RAVA 5 Access® Variable Annuity (Offered for contract applications signed on or after April 30, 2012 but prior to April 29, 2013) of our report dated February 23, 2023 relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2023 relating to the financial statements of each of the divisions of RiverSource Variable Account 10 indicated in our report, which appear in Post-Effective Amendment No. 19 to the Registration Statement on Form N-4 (No. 333-230376). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2023